EXHIBIT 99.1

RAMCO-GERSHENSON PROPERTIES TRUST

INDEPENDENT AUDITORS’ REPORT

To the Board of Trustees of

Ramco-Gershenson Properties Trust:

      We have audited the accompanying consolidated balance sheets of Ramco-Gershenson Properties Trust and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ramco-Gershenson Properties Trust and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 3 to the consolidated financial statements, in 2001, Ramco-Gershenson Properties Trust and subsidiaries changed its method of accounting for derivative instruments to conform to Statement of Financial Accounting Standards No. 133, as amended or interpreted.

/s/ Deloitte & Touche LLP

Detroit, Michigan
March 6, 2002 (March 14, 2002 as to Note 14)